EXHIBIT 10-E
------------
(J-XI)



                          SALE-PURCHASE AGREEMENT
                          -----------------------

                                  BETWEEN

                          ROYAL EXECUTIVE PARK I
                          ROYAL EXECUTIVE PARK II
                                    AND
                         ROYAL EXECUTIVE PARK III,

                                 SELLERS,


                                   AND


                   RECKSON OPERATING PARTNERSHIP, L.P.

                                  BUYER.



                                 PREMISES
                                 --------


                  ROYAL EXECUTIVE PARK PHASES 1, 2 AND 3
                            RYE BROOK, NEW YORK



                       DATED AS OF DECEMBER 5, 1997



                            Handsman & Kaminsky
                        609 Fifth Avenue, 6th Floor
                         New York, New York 10017
                              (212) 750-3636




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      SALE-PURCHASE AGREEMENT (the "Agreement"), made as of the 5th day of
December, 1997, among ROYAL EXECUTIVE PARK I ("REP I"), ROYAL EXECUTIVE PARK II ("REP II") and ROYAL EXECUTIVE PARK III ("REP III"), each a general partnership formed under the laws of the State of New York (individually, a "Seller" and collectively, the "Sellers"), having an office c/o London & Leeds Development Corporation, One Wall Street Court, New York, New York 10005, and RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 225 Broadhollow Road, Melvillle, New York 11747-0983 ("Buyer").

                           W I T N E S S E T H :
                           ---------------------

1.    SALE-PURCHASE.

      In consideration of the mutual covenants and agreements hereinafter set forth, each Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Sellers, all of such Seller's right, title and interest in and to (a) those certain plots, pieces or parcels of land located in the Village of Rye Brook, Towns of Rye and Harrison, County of Westchester and State of New York and partly in the Town of Greenwich, County of Fairfield and State of Connecticut, more particularly described on Exhibits "A-1" through "A-3" annexed hereto and made a part hereof (collectively, the "Land"); (b) all easements, rights of way, privileges, permits, governmental grants of authority, appurtenances and other rights pertaining thereto; (c) all buildings and improvements thereon (collectively, the "Buildings"), and all fixtures, machinery, personal property and equipment used in connection therewith which are owned by such Seller and currently located on the Land or in the Buildings, except trade fixtures and property owned by space or other tenants, if any; and (d) all right, title and interest, if any, of such Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land to the center line thereof (the Land, the Buildings and other rights, improvements and property heretofore mentioned being hereinafter collectively referred to as the "Property")(the portion of the Property on the Land described on Exhibit "A-1" is hereinafter referred to as "Phase 1", the portion of the Property on the Land described on Exhibit "A-2" is hereinafter referred to as "Phase 2", the portion of the Property on the Land described on Exhibit "A-3" is hereinafter referred to as "Phase 3") .

2.    PURCHASE PRICE.

      A. The purchase price for the Property (the "Purchase Price") is EIGHTY-ONE MILLION UNITED STATES DOLLARS ($81,000,000.00), payable as follows:

            (i) TWO MILLION DOLLARS ($2,000,000.00) (the "Initial Downpayment"), simultaneously with the execution and delivery of this Agreement, at the option of Buyer, either by (1) a good certified or official bank check, payable to the order of Commonwealth Land Title Insurance Company as Escrow Agent ("Escrow Agent"), or (2) federal funds wire transfer of immediately available funds to a bank account designated by Escrow Agent;

            (ii) TWO MILLION DOLLARS ($2,000,000.00) (the "Additional Downpayment"), not later than the expiration of the Review Period (hereinafter defined), time being of the essence, at the option of Buyer, either by (1) a good certified or official bank check, payable to the order of Escrow Agent, or (2) federal funds wire transfer of immediately available funds to a bank account designated by Escrow Agent (the Initial Downpayment and, once paid to the Escrow Agent, the Additional Downpayment are hereinafter referred to as the "Escrow Deposit"); and



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            (iii)  SEVENTY-SEVEN MILLION DOLLARS ($77,000,000.00) (the
"Balance of the Purchase Price"), on the Closing Date (hereinafter defined), by federal funds wire transfer of immediately available funds to a bank account or accounts designated by Sellers.

      B. The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with the provisions of Paragraph 3 of this Agreement. For purposes hereof, the Escrow Deposit, together with all interest earned thereon, is hereinafter collectively referred to as the "Deposit".

      C. The aggregate amount of the Purchase Price shall be allocated among Phases 1, 2, and 3 comprising the Property as follows:

            Phase 1     $37,000,000
            Phase 2     $36,000,000
            Phase 3     $  8,000,000

Notwithstanding the foregoing allocations, the Property will be purchased and sold only in its entirety and no individual Phase or Phases thereof may be separately purchased.

3.    ESCROW.

      The Deposit shall be held by the Escrow Agent, in trust, on the terms hereinafter set forth:

      A. The Escrow Agent shall deposit the Escrow Deposit in treasury bills, treasury backed repurchase agreements or as otherwise directed in writing by Sellers and Buyer.

      B. The Escrow Agent shall not commingle the Deposit with any other funds of the Escrow Agent or others and shall promptly advise Buyer and Sellers of the number of any bank account in which the Escrow Deposit has been deposited.

      C. If the Closing takes place under this Agreement (the "Closing"), then, on the Closing Date, the Escrow Agent shall deliver the Deposit to, or upon the instructions of, Sellers. In such event, any interest earned on the Escrow Deposit shall be credited against the Balance of the Purchase Price due from Buyer hereunder.

      D. If this Agreement is terminated in accordance with the terms hereof, then the Escrow Agent shall pay the Deposit to, or upon the instructions of, the party entitled thereto in accordance with the provisions of this Agreement.

      E. If the Closing does not take place under this Agreement by reason of the failure of either party to comply with its obligations hereunder, then the Escrow Agent shall pay the Deposit to the party entitled thereto in accordance with the provisions of this Agreement.

      F. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and, subject to the provisions of subparagraph G below, are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. Sellers and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder. Each of the Sellers and Buyer jointly and severally agrees to indemnify and hold the Escrow Agent harmless from any and all costs, expenses, claims or actions which may be incurred or asserted by or against the Escrow Agent, including without limitation claims or actions by any of them (except to the extent resulting from the Escrow Agent's willful misconduct or gross negligence).

      G. The Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Escrow Deposit or interest earned thereon or as to the party whom said Escrow Deposit and interest earned thereon is to be delivered, the Escrow Agent shall not make any delivery, but in such event the Escrow Agent shall hold same until receipt by the Escrow Agent of an authorization in writing, signed by all the parties having interest in such dispute, directing the disposition of same, or in the absence of such auth-orization the Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding.
If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days of the Closing Date and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit in court pending such determination. The Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

      H. The Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent will hold the Deposit in escrow, pursuant to the provisions hereof.

4.    PERMITTED EXCEPTIONS.

      The Property shall be conveyed to Buyer subject to the following (collectively, the "Permitted Exceptions"):

      (i) Zoning regulations and ordinances, municipal building restrictions, environmental quality or land use restrictions or regulations and all other laws, ordinances, regulations, restrictions or other action of any public authority or other body having or exercising jurisdiction over the Property;

      (ii) Consents by Sellers or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut;

      (iii) Any state of facts as would be shown by an accurate current survey or inspection of the Property, provided the same do not interfere with or prohibit the use of the Property as presently utilized, except that to the extent that improvements (a) on any parcel adjacent to the Property shall encroach upon the Property, such encroachment shall not be or be deemed to be an objection to title if such encroachment does not materially interfere with the present use and maintenance of the Property; and (b) on the Property shall encroach on any adjacent parcel or any street abutting the Property, such encroachment shall not be or be deemed to be an objection to title if the Title Company (as hereinafter defined) shall insure (without additional cost to Buyer) that such encroachment may remain as long as the relevant Building shall stand;

      (iv) Covenants, restrictions, reservations, conditions, easements and agreements of record, as set forth on Exhibits B-1, B-2 and B-3 hereof or otherwise furnished to Buyer during the Review Period;

      (v) Utility and telephone company rights and easements of record to maintain, install or remove poles, wires, cables, pipes, boxes and other facilities and equipment in, over and upon the Property;

      (vi) The lien of franchise taxes of any corporation in the chain of title to the Property, or the lien of any judgment, transfer tax, inheritance tax, estate tax or any other similar lien, provided the Title Company will, at the Closing, insure (at no additional cost to Buyer) Buyer against collection of such judgment, taxes or liens from the Property;

      (vii) Rights of tenants, licensees or other permittees of the Property set forth in Exhibit "F" annexed hereto (and subtenant and licensees thereof) under the terms and conditions of all leases, options or rights of first refusal to purchase and the other agreements affecting any space in the Property (collectively, the "Leases");

      (viii) Easements that affect any land in the bed of any street, road, or avenue, opened or proposed, in front of or adjoining the Property, provided same are not violated by the existing Buildings and the present use thereof;

      (ix) Liens for taxes not yet due and payable, water charges, sewer rents and other governmental charges for which adjustment is to be made at the Closing;

      (x) Rights and easements for the installation, maintenance and replacement of water mains and sewer lines and facilities and equipment in, over and upon the Property, provided same are not violated by existing Buildings and the present use thereof;

      (xi) Mechanic's liens arising out of work performed or materials furnished to any tenants of the Buildings of which Sellers have no knowledge as of the date hereof;

      (xii) Financing statements and agreements made by, or judgments entered against, any tenant of the Buildings of which Sellers have no knowledge as of the date hereof;

      (xiii) Any violations of law or municipal ordinances, orders or requirements which have been noted in or issued by, the departments of building, fire, labor, health or other Federal, State, County or Municipal departments having jurisdiction against or affecting the Property and any other violations, whether or not of record; and

      (xiv) the matters set forth on Exhibit "B-1" through "B-3" annexed hereto and made a part hereof.

5.    CLOSING DATE.

      The Closing shall take place at 10:00 A.M. at the offices of Handsman & Kaminsky LLP, 609 Fifth Avenue, 6th Floor, New York, New York 10017, on December 19, 1997, or on such other date fixed by Sellers in accordance with the provisions of Paragraph 10 hereof (each of the aforesaid dates, as adjourned by mutual agreement of the parties, being referred to herein as
the "Closing Date").   By giving notice to the other party, either party
may adjourn the Closing Date to a date not more than three (3) business days after such scheduled Closing Date. Time shall be of the essence as to Buyer's obligation to close title hereunder by the aforesaid Closing Date, as same may be so adjourned. The respective attorneys of the parties hereto, as herein identified, are hereby authorized to agree (on behalf of their respective clients) in writing to adjournments of the Closing.

6.    VIOLATIONS.

      Buyer agrees that title to the Property shall be conveyed subject to, and Sellers shall have no obligation in respect of, any and all violations of law or municipal ordinances, orders or requirements, whether or not of record. Upon request made by Buyer, Sellers shall furnish Buyer with any required authorization to make violation searches.

7.    REVIEW PERIOD.

      A. PROPERTY DUE DILIGENCE SCHEDULE. Buyer acknowledges that it has completed and approved its local market reviews and studies. Buyer shall have until 5:00 p.m., eastern standard time, on December 15, 1997 (the "Review Period"), time being of the essence, to complete its other reviews and inspections of the Property, which reviews and inspections may include an analysis of, but not limited to (i) the tenant leases, contracts, survey and title documents affecting the Property, (ii) using non-invasive tests and observations, the environmental and physical condition of the Property and the Property's compliance with applicable law and (iii) the financial condition of the Property. On or before the end of the Review Period (time being of the essence), Buyer either (x) will notify Sellers and Escrow Agent in writing that Buyer elects to proceed with this transaction or (y) will notify Sellers and Escrow Agent in writing that Buyer for any reason whatsoever is not interested in purchasing the Property, whereupon in the case of the failure to receive the notice in clause (x) on or before the end of the Review Period or the receipt of the notice in clause (y) on or before the end of the Review Period, the Escrow Agent shall immediately return the Deposit to Buyer and except as otherwise provided herein neither party shall have any further rights or obligations hereunder. If Buyer fails to deliver such notice to Sellers prior to the expiration of the Review Period time being of essence, then Buyer shall conclusively be deemed to have terminated this Agreement and such failure to notify shall have the same force and effect as if actual written notice to terminate this Agreement were received by Sellers. Buyer acknowledges that Sellers have informed it of certain existing environmental conditions at the Property, including without limitation the matters set forth in that certain project report numbered T-1775 (the "Report"), dated June 30, 1997, prepared by TETHYS Consultants, Inc., of Harrisburg Pennsylvania and certain incidents of oil spillage, Buyer understands that, if Buyer elects to proceed, Buyer shall assume and indemnify Sellers from and against all loss, cost, damage, liability and expense, including, without limitation, reasonable attorneys' fees and disbursements, arising from or relating to the remediation (or a request for remediation by any governmental authority) of the matters contained in such Report or with respect to such oil spillage incidents (and any other environmental matters of which Buyer has received written notice prior to the expiration of the Review Period or any other environmental matters arising after the Closing), provided, however, that if Sellers (as opposed to a third party) shall notify Buyer of any such additional environmental matters later than December 12, 1997, then the Review Period shall be extended until December 17, 1997 and the Closing shall occur within four (4) business days thereafter, as designated by Buyer (time being of the essence as to such dates), provided, however, that either party may adjourn the Closing by notice to the other party for not more than three (3) business days thereafter for any reason whatsoever, time being of the essence as to Buyer's obligation to close by such date. Buyer covenants that it will diligently perform and prosecute to completion as soon as reasonably practicable following the Closing, at its sole cost and expense, all work necessary to remedy the environmental conditions set forth in the Report or in connection with the aforesaid oil spillage incidents in accordance with applicable laws and regulations and to deliver documentary evidence of such compliance to Sellers, in form reasonably satisfactory to Sellers and Sellers' consultants. Buyer will commence its due diligence promptly upon the receipt of a fully executed counterpart of this Agreement and diligently work toward its completion. Buyer hereby waives any and all rights of contribution or other rights or remedies against Sellers under the Comprehensive Environmental Response Compensation and Liability Act or any other applicable environmental laws, rules or regulations. Buyer shall promptly notify Sellers if at any time during the Review Period Buyer determines that Buyer is not interested in purchasing Property. If Buyer shall determine to not proceed with this transaction as aforesaid, then upon written request of Sellers, Buyer shall promptly provide Sellers with complete copies of all materials arising from Buyer's due diligence activities other than Buyer's internally generated analyses, reports and memoranda. Buyer agrees to indemnify and hold harmless Sellers from and against all loss, cost, damage, expense or other liability resulting from the conduct of Buyer's inspections, tests, investigations or other due diligence, which indemnity shall survive the termination of this Agreement.

      B.  INSPECTION.   Subject to the rights of tenants, employees
(including without limitation Tenant's employees and employees of Service Providers (hereinafter defined)) and workers at the Property, Sellers shall permit Buyer reasonable access to the Property and appropriate documents in order to complete its due diligence inspections and reviews. All inspections and reviews will be conducted at reasonable times agreed upon in advance by Sellers and Buyer, and at Sellers' election, Sellers may have a representative present at such inspections and reviews. Buyer will conduct its inspections and reviews in such a manner so as not to cause any damage, interruption, loss, cost or expense to, or claims against Sellers or the Property, and Buyer will indemnify, defend and hold Sellers, tenants, licensees, any of the respective direct or indirect partners of Sellers, any of their respective advisors, shareholders, officers, directors, trustees, beneficiaries, employees, agents and contractors and the Property harmless from and against any such damage, interruption, loss,
cost or expense or claim.   During the Review Period, Buyer shall not
interview or discuss any matter with the union or non-union employees of Sellers, the Service Providers or the property management company at the Property (other than, upon prior notice to Sellers and the senior property manager on site). Additionally, during the Review Period Buyer shall not interview or discuss any matter with Tenants at the Property, provided, however, that Buyer, with Sellers' representative present, may interview MCI Telecommunications Corporation ("MCI"), Market Data, Entex Information Services, Inc. and Compass Group USA, Inc. (such tenants are hereinafter referred to as the "Major Tenants") regarding their respective tenancies and the condition of the Property. Sellers, upon reasonable prior notice, shall reasonably cooperate with Buyer in conducting such interviews. Buyer shall make no invasive tests of the Property or any part thereof without the Sellers' express written consent in each instance (which consent shall not be unreasonably withheld).

      C. CONFIDENTIALITY. Except to the extent required by Buyer's legal or other regulatory requirements, prior to Closing, Buyer (for itself and its agents, legal or financial advisors, or prospective lenders) agrees to keep all information obtained by or on behalf of Buyer with respect to the Property, Sellers and any tenant leases or in connection with Buyer's due diligence, in confidence, and not to disclose any such information to any person, governmental entity or other entity other than Buyer or its agents, legal or financial advisors, or prospective lenders, without Sellers' prior written consent in each instance, it being understood that in cases where disclosure is required by legal or regulatory requirements applicable to Buyer, Buyer will describe the Property in general terms and not disclose or reference information that could be used to identify the specific location of the Property or the identity of the Sellers or any partner of any Seller. Buyer agrees that it shall not directly or indirectly engage in or authorize any discussions with MCI, or any affiliate thereof, regarding the purchase and/or sale of the Property or any portion thereof, provided, however, that Buyer may interview MCI solely for the purposes specified in paragraph B above in accordance therewith. Sellers shall refrain from negotiating with any other prospective buyer of all or any portion of the Property (other than MCI) until November 26, 1997.

      D.  "AS-IS" SALE; DISCLAIMER.

      (i) The Property will be sold to Buyer in its "AS IS" condition and Buyer shall rely upon Buyer's own due diligence in determining whether the Property is suitable for purchase by Buyer. Buyer represents, warrants and agrees (a) that Buyer shall have examined the Property and all of the articles of personal property and fixtures (if any) included as part of the Property prior to the expiration of the Review Period, (b) at the expiration of such Review Period, Buyer will be familiar with the physical and environmental condition of the Property and the operation thereof, the revenues and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property and the compliance of the Property therewith, the Leases and the rents payable thereunder and the quantity, quality and condition of the articles of personal property and fixtures agreed to be sold with the Property and any other matters related to the Property or the transactions contemplated hereby which Buyer deemed relevant in connection with its decision to proceed with this transaction (the "Pertinent Matters"), and (c) that no Seller nor any of Sellers' employees, agents or attorneys nor any of their respective direct or indirect partners, nor any of their respective officers, directors, advisors, employees, agents, trustees, shareholders, beneficiaries, contractors or representatives is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature, and, in particular, that no representations or warranties have been made with respect to the Pertinent Matters, except as and solely to the extent herein specifically set forth. Subject to the provisions of Paragraph 14 hereof, Buyer agrees to accept the Property "as is", in its present condition, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the Closing Date, and further agrees that Sellers shall not be liable for any latent or patent defects in the Property or bound in any manner by guarantees, promises, projections, operating statements, set-ups, or other information pertaining to the Property made, furnished or claimed to have been made or furnished by Sellers or any other person or entity, including any employee, agent, attorney or other person representing or purporting to represent Sellers, whether verbally or in writing, except as and solely to the extent that the same is expressly set forth herein.

            (ii) Except as and solely to the extent otherwise provided herein, Buyer hereby acknowledges and agrees that it shall not be entitled to, and shall not, rely on Sellers, its agents, employees or representatives, and Sellers hereby disclaim any representations or warranties of any kind, either express or implied, either under common law, by statute, or otherwise, as to (a) the quality, nature, adequacy or physical condition of the Property including, but not limited to, any structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or any electrical, mechanical, heating, ventilating and air-conditioning, plumbing, sewage or utility systems, facilities or appliances at the Property; (b) the quality, nature, adequacy or physical condition of soils and ground water or the existence of ground water at the Property; (c) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (d) the development potential of the Property, its value, its profitability, its habitability, merchantability or fitness, suitability or adequacy of the Property for any particular purpose; (e) the zoning or other legal status of the Property;
(f) the compliance of the Property or its operations with any applicable codes, statute, law, ordinance, rule, regulation, covenant, permit, authorization, standard, condition or restriction of any governmental or regulatory; (g) the presence or absence of asbestos containing material, radon, urea formaldehyde or other potentially hazardous substances, wastes, chemicals, pollutants or contaminants, including without limitation those identified under the Comprehensive Environmental Response, Compensation, and Liability Act , 42 U.S.C. Section 9601 et seq.; (h) the quality of any labor or materials relating in any way to the Property; (i) the square footage or acreage of the Property; (j) the leasing, physical or financial


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status of the Property or the Property's compliance with applicable laws;
(k) the accuracy or completeness of any information or data provided or to be provided by Sellers including, without limitation, copies of any reports or documents prepared for Sellers whether by third parties or otherwise which may be included with such information; or (l) any other matter relating to the Property or Sellers.

            (iii) Buyer acknowledges and agrees that Sellers have not made, do not make and will not make any representation or warranty with regard to the past, present or future condition or compliance of the Property, or compliance of past owners and operators of the Property, with respect to any past, present or future environmental laws or land use laws, rules, regulations, orders or requirements.

            (iv) Buyer acknowledges and agrees that by the expiration of the Review Period, Buyer will have had an adequate opportunity to make such legal, factual and other inquiries and investigations as Buyer deems necessary, desirable or appropriate with respect to the Property. Such inquiries and investigations of Buyer shall be deemed to include an environmental audit of the Property, an inspection of the physical components and general condition of all portions of the Property, such state of facts as an accurate survey and inspection would show, the present and future zoning and land use ordinances, resolutions and regulations of the city, town, county and state where the Property is located and the value and marketability of the Property.

      E. TENANT PURCHASE RIGHTS. Buyer acknowledges and understands that its rights to purchase and hold title to the Property hereunder are subject to (a) the continuing rights of MCI Telecommunications Corporation ("MCI") and MCI International ("MCI International") to acquire certain portions of the Property pursuant to the terms of their respective Leases at the Property, and (b) New York Telephone's continuing right to acquire a portion of Phase III pursuant to the terms of its lease at the Property. Sellers represent to Buyer that they have previously delivered the right of first refusal notices required by the terms of the MCI Lease. Buyer acknowledges that it has reviewed the terms of the MCI International Lease, has determined that the transaction contemplated by this Agreement is not subject to the purchase right contained therein and agrees not to raise an objection to title on account of such purchase right. If MCI shall exercise its right to purchase any portion of the Property, then thereafter neither Buyer nor Sellers shall have any further rights or obligations hereunder (except for those matters which expressly survive the termination hereof) and the Deposit immediately will be returned to Buyer. As a condition precedent to Buyer's obligation to close on the Closing Date, REP II shall deliver to Buyer and to Buyer's title insurance companies copies of the notices which REP II caused to be delivered to MCI pursuant to MCI's right of first refusal, which copies shall be certified as true and correct by the general partners of REP II, which certification shall include the date such notices were sent by REP II and the method(s) of delivery thereof and that to the best of REP II's knowledge such notices substantially comply with the right of first refusal notice requirements of the MCI lease. It shall be a condition of Closing that Buyer's Title Insurance Company agree to omit or issue affirmative insurance that the instant transaction is not subject to the MCI right of first refusal, provided however that in no event shall any Seller pay any additional premium for such omission or affirmative insurance. In lieu of the Sellers' compliance with the preceding two sentences, Sellers may deliver to Buyer a written notice from MCI stating to the effect that MCI has received notice of the instant transaction and is not exercising MCI's right of first refusal in connection therewith, whereupon the provisions of the preceding two sentences shall be deemed satisfied and Buyer shall raise no objection to title based upon the MCI right of first refusal.

      F.    SURVIVAL.   The provisions of this Paragraph 7 shall survive
the termination of this Agreement and the Closing.

8.    APPORTIONMENTS AND PAYMENTS.

      A. The following are to be apportioned between Sellers and Buyer as of the Closing Date and the net amount thereof shall either be paid by Buyer to Sellers (with such amount to be paid to Sellers by Buyer's good certified or official bank check, payable to the order of Sellers, or wire transfer of immediately available funds), or credited by Sellers against the Balance of the Purchase Price, as the case may be, at the Closing:

            (i)    real property taxes;

             (ii)       water charges;

             (iii)      sewer taxes and rents;

             (iv) annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if rights thereunder with respect thereto are transferable to Buyer;

             (v)        fuel, steam and all other utilities;

             (vi) fixed, additional and escalation rents (including, without limitation, common area maintenance payments) payable under any Leases (as hereinafter defined) between Sellers and space tenants
(collectively the "Rent"), if, as and when collected;

            (vii) interest and permitted administrative charges, if any, on tenants' security deposits;

             (viii) supplies on hand in the Property in unopened cartons, at Sellers' cost;

             (ix) wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property;

            (x) amounts payable under any Contracts (as hereinafter defined) assumed by Buyer; and

             (xi) all other items customarily apportioned in connection with similar conveyances in the County of Westchester, State of New York.

      B. If the Closing Date shall occur before the real property taxes, water rates and charges and sewer taxes and rents are finally fixed, the apportionments thereof made at the Closing shall be upon the basis of the tax or water rates for the preceding year applied to the latest assessed valuation, but after the real property taxes, water rates and charges and sewer taxes and rents are finally fixed, Sellers and Buyer shall make a recalculation of the apportionment of same, and Sellers or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation.

      C. Sellers shall arrange for a final reading of all master utility meters (covering steam, gas, electricity and water and the derivative sewer charges based on meters). Sellers and Buyer shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of Sellers' responsibility for such charges for utilities furnished to the Property from and after the Closing Date. If a bill is obtained from any of such utility companies before the Closing Date, Sellers shall pay such bill on or before the Closing and deliver proof of payment thereof to Buyer. If such bill shall not have been obtained before the Closing, Sellers shall pay all such utility, water and sewer charges as evidenced by the last bill or bills relating to the period prior to the Closing Date and Buyer shall pay all such utility charges relating to the period after the Closing Date. Any bill which shall be rendered which shall cover a period both before and after the Closing Date shall be apportioned between Buyer and Sellers as of the Closing Date. An amount equal to all security deposits, prepayments or credits accrued with Service

Providers under the assigned Contracts, or with utilities, water and sewer companies or other parties relating to the Property shall be paid to Sellers by Buyer at the Closing, provided that if such security deposits, prepayments or credits shall not be transferable to Buyer, Buyer shall cooperate with Sellers' efforts to collect and enjoy such amounts.

      D. The amount of any unpaid taxes, assessments, water rates and charges and sewer taxes and rents which Sellers are obligated to pay and discharge, with interest and penalties thereon to the second business day after the Closing Date, may, at the option of Sellers, be allowed to Buyer out of the Balance of the Purchase Price, provided that official bills therefor, with interest and penalties thereon, are furnished by Sellers at the Closing. If there are any other liens or encumbrances which Sellers are obligated to pay and discharge, Sellers may use any remaining portion of the Balance of the Purchase Price to satisfy the same, provided that Sellers shall deliver to Buyer, at the Closing, instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with a check for the cost of recording or filing said instruments. Buyer, if request is made at least three (3) business days prior to the Closing, agrees to provide Sellers at the Closing, with separate certified and/or official bank checks, payable as directed by Sellers, to facilitate the satisfaction of any of the aforesaid taxes, assessments, water rates and charges, sewer taxes and rents, liens and encumbrances.

      E. If Sellers receive Rent payments from tenants at the Property after the Closing Date which are for any period subsequent to the Closing Date, Sellers shall remit to Buyer the amount of such Rent. If any past-due Rent is owing as of the Closing Date, or if any Rent for the period prior to the Closing Date shall have accrued although the same is not then due and payable, Buyer agrees that the first monies received by Buyer from tenants owing such past-due or accrued Rent, in an amount not exceeding one month's Rent shall be received by Buyer, as trustee for Sellers, on account or in payment of, such past-due or accrued Rent, and Buyer shall forthwith remit to Sellers the amount of such past-due or accrued Rent out of such first monies received by Buyer (the "General Rule"). Buyer acknowledges that MCI International currently owes Sellers approximately $141,691.15 for certain items of additional rental under its Lease and for certain sidewalk repair work performed at the Property. If Sellers shall not have been paid such amounts from MCI International prior to Closing, then Buyer shall forthwith remit to Sellers, out of the first monies received by Buyer from MCI International an amount equal to the lesser of (i) $141,691.15 or (ii) the amount of one month's fixed and escalation Rent under the MCI International Lease, it being understood that Sellers shall not receive monies under the General Rule in payment of said $141,691.15 by MCI International to the extent that Sellers have been paid monies on account of such $141,691.15 under this sentence. Buyer agrees that Sellers shall be entitled to retain any monies paid by J.B. Hanauer & Co. ("Hanauer") in connection with the release of such tenant from its obligations under its
Lease or otherwise.   Nothing herein contained shall preclude Sellers from
asserting separate and independent claims against such tenants, but only if each such claim to be asserted exceeds $5,000.00, including, but not limited to, the institution of such actions as Sellers shall deem necessary or advisable for the purpose of collecting such past due rentals, the right (but not the obligation) to do any of which is hereby reserved by Sellers. Buyer shall cooperate with Sellers to collect any Rents (including, without limitation, escalation additional rents) owing to Sellers in accordance herewith.

      F. Subject to the provisions of subparagraph E above, to the extent that Rent cannot be determined on the Closing Date, or is collected after the Closing Date for any period prior thereto, the amount of such Rent for the period ending on the Closing Date, and all accountings showing the calculations thereof, shall be paid and furnished to Sellers by Buyer if, as and when received after the Closing Date. The portion of the Rent consisting of additional rent and escalation rent shall be apportioned on a calendar year or fiscal year basis (depending upon which is appropriate under each Lease) so that the amount thereof under any of the Leases to which Sellers shall be entitled shall be an amount which bears the same ratio to the total additional and escalation rents due thereunder for the current period as the number of days in said period which shall have elapsed prior to the Closing Date bears to the total number of days in said period. In furtherance thereof, Buyer shall pay to Sellers all escalation additional Rent (i.e., tax, operating expense and other escalation additional Rent) payable under the Leases which relate to the period from January 1, 1997 through the actual Closing Date as and when collected by Buyer. Escalation additional Rent for calendar year 1997 shall be billed by Buyer on or about April 1, 1998, and Buyer shall pay to Sellers any portion thereof to which Sellers are entitled as aforesaid, as and when collected by Buyer. Sellers agree to make available for Buyer's examination, all records, statements and accounts bearing on or relating to Rent and, on the Closing Date, to furnish Buyer with a comprehensive and complete statement of prepaid Rent and uncollected Rent. Subsequent to the Closing and until all apportionments shall have been finally determined, Buyer agrees to make available for Sellers' examination, all records, statements and accounts bearing on or relating to Rent. Any prepaid Rents received by Sellers on or before the Closing Date covering any period of time subsequent thereto shall be credited to Buyer at the Closing.

      G. At the Closing, Sellers shall deliver to Buyer a good certified or official bank check, payable to the order of Buyer (or grant Buyer a credit against the Balance of the Purchase Price due at Closing), in the aggregate amount of any security deposits held under any Leases between Sellers and space tenants, together with any accrued interest earned thereon and credited to Sellers' security deposit account (adjusted pursuant to Paragraph 8(A) hereof). Buyer shall execute a receipt for the amount of all security deposits so paid over. If any tenant of the Property having a security deposit is in default under the terms of its Lease and either (x) notices of default and termination of such tenant's Lease shall have been duly given or (y) such estoppel certificate executed by the tenant acknowledges that the security deposit held by the landlord under the Lease has been reduced by reason of the tenant's default or fails to state a claim that the landlord is in default of such tenant's Lease by reason of such reduction in the security deposit, Sellers may retain so much of the security deposited by such tenant and the interest accrued thereon as shall be sufficient to cover Sellers' loss by reason of such tenant's default.

      H. At the Closing, Sellers shall pay their own counsel fees, deed stamps, transfer taxes and such other closing costs as are customarily paid by a seller and Sellers shall execute and deliver any appropriate return or form as may be required in connection therewith. Buyer shall pay its counsel fees, title insurance and survey costs, sales taxes (if any) and such other closing costs as are customarily paid by a buyer and execute and deliver any appropriate return or form as may be required in connection therewith. In addition, any costs relating to Buyer's due diligence, including, without limitation, those relating to appraisers, inspectors, auditors and environmental or engineering consultants, shall be Buyer's sole responsibility. Sellers shall have the option to grant to Buyer a credit against the Balance of the Purchase Price, at the Closing, in an amount equal to the amount of any deed stamps and transfer taxes payable by Sellers. If such adjustment is made by Sellers, Buyer agrees to pay the amount of such deed stamps and transfer taxes.

      I. Fuel oil, if any, owned by Sellers and on the Property on the date as of which adjustments shall be made, shall be adjusted at the cost price thereof to Sellers, as reflected in Sellers's last bill, plus taxes paid thereon. The amount of fuel oil is to be estimated in writing by the fuel company currently supplying fuel to the Property, as of a date which is not more than three (3) business days prior to the Closing Date.

      J. If, on the Closing Date, the Property or any part thereof shall be affected by any assessments which are payable in installments, then installments payable prior to the Closing Date shall be paid by Sellers (subject to apportionment as provided for herein), and installments payable after the Closing Date shall be paid by Buyer (subject to apportionment as provided herein). Any such installments payable by Buyer shall not be objections to title whether or not the same constitute liens on the Closing Date.

      K. Sellers have instituted prior to the Closing Date tax reduction proceedings seeking to reduce the assessed valuation of the Property (a "tax reduction proceeding") for certain periods before and after the Closing Date. Subsequent to the Closing, Sellers shall be permitted to continue such tax reduction proceedings, whether in the name of Sellers or Buyer. Any refund of taxes which results from a tax reduction proceeding commenced by Sellers ("refund") shall be the sole property of Sellers, except that Buyer shall be entitled to that portion of the refund (after deduction from the full refund of all of Sellers' expenses incurred in connection therewith, including without limitation attorneys' fees and expenses) which is refundable to tenants under the Leases, and that portion of such refund which relates to the period subsequent to the Closing. Sellers shall have the right to settle any tax reduction proceeding without Buyer's consent, except to the extent Buyer will be bound by any settlement for any tax year following the Closing and for any tax reduction proceeding relating solely to the tax year in which the Closing occurs, for which Buyer's prior written consent shall be required, which consent Buyer agrees not to unreasonably withhold or delay. Buyer shall execute and deliver any documents that may be reasonably required by Sellers in connection with such tax reduction proceeding and any recovery had thereunder, all without charge or expense to Sellers.

      L. The parties hereto agree that any errors or omissions in computing apportionments at the Closing shall be corrected promptly after their discovery. In furtherance thereof, the parties agree to recalculate apportionments and make appropriate payments to each other on or about the ninetieth (90) day following the Closing.

      M. The parties hereto agree that Buyer's attorneys shall be "the real estate reporting person" with respect to this transaction who is responsible for the completion of form 1099S or such other successor form as may be prescribed by the Internal Revenue Service and for fulfilling all of the obligations and requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

      N. Sellers shall be responsible for paying $771,450 on account of tenant improvement work in connection with Compass Group USA, Inc. Lease, and $13,617 representing brokerage commission in connection with the failure of MCI to exercise a right of termination in the MCI Lease. In addition, Sellers shall be responsible for all brokerage commissions which were due and payable or which accrued prior to the date of Closing, it being understood by way of example that if a lease is signed prior to the Closing and the brokerage agreement provides for the payment of a $20,000 brokerage commission in two instalments of $10,000, the first instalment payable before the Closing and the second instalment payable after the Closing, the Sellers shall nevertheless be responsible for the payment of both $10,000 instalments, unless the second instalment relates to circumstances (such as the tenant's failure to terminate or exercise of an expansion or renewal right) which by their nature will not occur until after the Closing in which latter case the Sellers shall pay the first $10,000 instalment and the Buyer shall pay the second $10,000 instalment. Notwithstanding the foregoing example, in all cases where a brokerage commission is claimed with respect to a current or future Lease and the right to earn the commission is or may be affected by events that occur or fail to occur subsequent to the Closing, Buyer shall be responsible for all such commissions.

      O.    The provisions of this Paragraph 8 shall survive the Closing
Date.

9.    CLOSING DOCUMENTS.

          A. At the Closing, and upon payment by Buyer of the Balance of the Purchase Price (plus any other sums which Buyer has agreed herein to pay to Sellers at the Closing, but less any credits to which Buyer may be entitled to hereunder), each Seller shall deliver to Buyer the following with respect to the portion of the Property owned by such Seller:

            (i) A bargain and sale deed (without covenants) from each Seller (collectively, the "Deeds"), in proper statutory form for recording, which shall be duly executed and acknowledged so as to convey to Buyer title to that portion of the Property owned by each Seller, subject to the Permitted Exceptions. Specifically, subject to and in accordance with the terms hereof, REP I shall convey title, to that portion of the Property described on Exhibit "A-1" annexed hereto, REP II shall convey title to that portion of the Property described on Exhibit "A-2" annexed hereto and REP III shall convey title to that portion of the Property described on Exhibit "A-3" annexed hereto;

            (ii) An assignment and assumption of the Leases, in the form attached hereto as Exhibit "C";

            (iii) An assignment and assumption of Contracts in the form attached hereto as Exhibit "D". Sellers, at Buyer's written request, shall terminate by notice given at the Closing any Contracts (other than all applicable brokerage or commission agreements with respect to tenants or Leases at the Property, none of which shall be terminable by Buyer) which Buyer elects not to assume, it being understood that Buyer shall be responsible for and indemnify Sellers against any amounts due under such terminated Contracts for the period subsequent to the Closing through the effective date of termination, it being further understood that Buyer shall notify Sellers as to which Contracts it elects not to assume by the Closing Date;

            (iv) Notices executed by Sellers addressed to all tenants in the Buildings, advising them of the within sale, the assignment of their respective Lease security deposit (including interest) (if held by such Seller) and the assumption by Buyer of the obligations as landlord thereunder, directing them to send Rent to Buyer or Buyer's managing agent, and containing such other information as may be required in order to relieve such Sellers from any liability to such tenants with respect to the security deposits delivered to Buyer, which notices Buyer shall mail, at Buyer's sole cost and expense, to each tenant by certified mail, return receipt requested;

            (v) As a condition to Closing, Sellers shall deliver executed estoppel certificates, substantially in the form of the estoppel certificate attached hereto as Exhibit "E" or in the form required by the applicable lease with no material omissions therefrom or material changes thereto or new provisions or statements added thereto, any of which are materially adverse to the rights or interests of the landlord under the lease of the tenant giving such certificate, from the Major Tenants (including MCI and MCI International and their affiliates that have a Lease to occupy space at the Property ) and from tenants occupying not less than fifty percent (50%) of the balance of the leased space at the Property; provided, however, that Sellers shall request estoppel certificates from all tenants in the Building. In the event an estoppel certificate delivered by a tenant does not conform to the form of the estoppel certificate attached hereto and if such non-conforming matter can be remedied by the performance of work or the payment of money, Sellers shall have the right but not the obligation to cure the non-conforming matter set forth in such estoppel certificate, by either performing or causing to be performed the work, paying the money, or by granting Buyer a credit against the Purchase Price in an amount reasonably necessary to perform such work, as reasonably determined by the parties. Additionally, if Sellers shall be unable to deliver an estoppel certificate for any tenant of the Building by the Closing Date other than the Major Tenants, for which Sellers shall be required to deliver an estoppel certificate, then Sellers shall have the right but not the obligation to deliver to Buyer, in substitution for such estoppel certificate, a certificate from Sellers (a "Sellers' Certificate"), certifying as to the matters set forth in the form of the estoppel certificate attached hereto as Exhibit "E" which shall survive the Closing until November 15, 1998; provided, however, that if Sellers shall deliver a partially completed estoppel certificate from a particular tenant, then such Sellers' Certificate shall cover only those matters set forth in the estoppel certificate which were not confirmed by the respective tenant. If Sellers deliver an estoppel certificate for a required tenant subsequent to the Closing Date, then such Sellers' Certificate shall be deemed canceled to the extent of the matters confirmed in such estoppel certificate, provided, however, that if the required estoppel certificate shall have been fully completed, then the Sellers' Certificate with respect thereto shall be canceled in full;

            (vi) Original or certified copies of all Leases, amendments and other documents relating thereto, rent records and related documents in the possession or under the control of Sellers (which documents may be delivered at the Property). Such records shall include a schedule of all cash security deposits, including any interest thereon, held by Sellers on the Closing Date under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Lease Schedule and setting forth all arrears in rents and all prepayments of rents;

                  (vii) Such affidavits and indemnities as the Title Company may reasonably require in order to omit from its title insurance policy all exceptions for (a) judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Sellers' names; (b) parties in possession (other than tenants pursuant to the Leases and other occupants under the Contracts); and (c) mechanics' liens;

                  (viii) Sellers shall make all tenant files and records including without limitation all tenant correspondence and billing for escalations and files and records for the Buildings available to Buyer for copying, which obligation shall survive the Closing;

                  (ix) Original (or photocopies, if originals are unavailable to Sellers) of all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind in the possession or under the control of Sellers that relate
(a) to the Land, the Buildings, including without limitation as-built plans for tenant improvements, or (b) otherwise to the Property. Sellers shall also deliver (i) original (or photocopies, if originals are unavailable to Sellers) of all then effective assignable guaranties and warranties made by any person for the benefit of Sellers and in the possession or under the control of Sellers, with respect to the Property or any of its components, together with an instrument in form and substance reasonably satisfactory to Buyer assigning the same to Buyer, and (ii) all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction, except that photocopies may by substituted if the originals are posted at the Property.

                  (x) All keys in Sellers' possession to all entrance doors to, and any equipment and utility rooms located in, the Property (appropriately tagged for identification); and

                  (xi) An executed Affidavit of Non-Foreign Status, certifying that each Seller is not a "foreign person" pursuant to Section 1445 of the Internal Revenue Code;

      B. At the Closing, Buyer shall deliver to Sellers a duly executed and acknowledged agreement in form and substance reasonably satisfactory to Sellers whereby Buyer shall (i) assume all of Sellers' obligations under the Leases (arising from and after the Closing), and (ii) agree to indemnify Sellers against, and hold Sellers harmless from, any liability, damages, claims, losses, costs and expenses (including attorneys' fees) arising from or relating to (x) the Leases or the obligations or responsibilities of the landlord thereunder with respect only to the period subsequent to the Closing and the security deposits delivered under such Leases (but only to the extent same have been delivered to Buyer) and (y) the Pertinent Matters.

      C. The parties acknowledge and agree that no portion of the Purchase Price is for or allocated to any personal property (if any) located at the Property. However, if any governmental body deems any part of the Purchase Price to have been paid for any personal property transferred hereunder, then Buyer shall pay all such sales tax so payable, which payment shall be made at the Closing. The provisions of this subparagraph shall survive the Closing.

10.   Title Insurance.

          A. Buyer shall order from a reputable title insurance company which is licensed to do business in the States of Connecticut and New York (the "Title Company"), within five (5) days after the execution of this Agreement, time being of the essence, a title report with respect to the Property and request the Title Company to deliver to the Sellers a copy thereof promptly upon receipt of the same, but, in all events, not later than the expiration of the Review Period, time being of essence. If such title report discloses title defects or exceptions to title which are not included within the Permitted Exceptions and if, by reason of such title defects or exceptions, the Sellers shall be unable to convey title to the Property in accordance with the provisions of this Agreement, then the Sellers shall have the right, but not the obligation, to attempt to cause the Title Company to omit such defects or exceptions from the title insurance policy to be issued to the Buyer and, for such purpose, the Sellers shall be entitled to one or more adjournments of the Closing for a period not exceeding sixty (60) days in the aggregate. If the Sellers refuse or are unable to eliminate any such title defects or exceptions and convey title to the Property in accordance with the terms of this Agreement by the Closing, as the same may be adjourned as aforesaid, then the Buyer, as its sole and exclusive remedy, may elect by written notice to the Sellers to either (i) reject title to the Property and terminate this Agreement, or (ii) accept title to the Property subject to such defects or exceptions without any abatement of the Purchase Price or liability on the part of the Sellers. If Buyer shall reject title under subsection (i) above, then neither party shall have any liability whatsoever to the other hereunder except that Buyer shall be entitled to a prompt refund of the Deposit and the net cost of any title commitments and survey charges not exceeding $15,000.00 in the aggregate. The existence of any condition to which Buyer agrees to take subject under this Agreement shall not be deemed or construed to render Sellers' title unmarketable, and notwithstanding that such conditions may render title unmarketable, Buyer shall not have the right to reject title by reason thereof, the Purchase Price shall not in any respect be reduced, and Buyer shall not be entitled to damages therefor. Anything contained in this subparagraph to the contrary notwithstanding, the Buyer shall accept such title to the Property as the Title Company shall be willing to insure, subject only to the Permitted
Exceptions.   Notwithstanding anything to the contrary contained herein,
Sellers shall be obligated to remove any title exceptions for mortgages made by Sellers, tax liens against Sellers or imposed upon the Property, judgment liens against Sellers, or mechanics liens for work performed at the request of Sellers and which in each case may be removed by the payment of a liquidated sum and any title exception (other than the Permitted Exceptions) created by Sellers' voluntary acts after the date hereof.

      B. If a search of the title discloses judgments, bankruptcies or other returns entered against any other person or entity having a name the same as or similar to that of Sellers, Sellers shall, at the Closing, deliver to Buyer affidavits showing that such judgments, bankruptcies or other returns are not against Sellers.

      C. Except as provided in paragraph A above, the Sellers do not agree to undertake, and nothing herein contained shall be construed to require Sellers to bring any action or proceeding or otherwise to incur any expense whatsoever to render title to the Property either acceptable to Buyer, insurable, or to be in accordance with the provisions of this Agreement.

      D. Except as provided in paragraph A above, the premium for Buyer's title insurance policy to be issued by the Title Company pursuant to the Commitment, and all related charges and survey costs incurred in connection with the Commitment or such policy, shall be paid by Buyer.

11.   THE LEASES.

      A. Buyer acknowledges that Buyer has examined the Leases set forth on the lease schedule (the "Lease Schedule") annexed hereto as Exhibit "F". Sellers represent and warrant that, except as disclosed to Buyer prior to the end of the Review Period, to the Sellers' actual knowledge, (i) the Leases set forth on such Lease Schedule constitute all of the agreements (other than any subleases and the Contracts) which relate to, affect the occupancy of, or create and/or affect the rights to the occupancy of, the Property or any portion thereof, and all amendments, renewals, extensions and modifications thereof, (ii) except as set forth in the Leases (and any subleases and Contracts), no person or firm has any right to occupy any portion of the Property, (iii) all of the Leases are in full force and effect and other than as set forth on the Lease Schedule, none of them have been modified, amended or extended and no renewal or expansion options have been granted to tenants except as specifically set forth in the Leases, (iv) except for MCI, MCI International and New York Telephone, no tenant has an option to purchase the Property or any part thereof, (v) except as set forth therein, the rents set forth on the Lease Schedule are being collected on a current basis and there are no arrearages in excess of one month, (vi) except as set forth in the Leases, no tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date, (vii) Sellers have not sent written notice to any tenant of the Property claiming that such tenant is in default, which default remains uncured, other than the unpaid Rent sums set forth on the Lease Schedule, (viii) no action or proceeding instituted against Sellers by any tenant of the Property is currently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance and described on Exhibit "G", (ix) there are no security deposits or prepaid rent in the nature of a security deposit other than those set forth in the Lease Schedule or the Leases, (x) no rent has been paid more than thirty (30) days in advance under any of the Leases,
(xi) all tenant improvement work required to be completed or paid for by Sellers has been or prior to the Closing Date will be completed or paid for, as the case may be, and (xii) except as set forth in the Leases and on Exhibits F (Lease Schedules) and H (Contracts), there are no unpaid leasing commissions or any liability therefor arising from options to expand or renew contained in any of the Leases.

      B. Except as is otherwise provided herein, Sellers agree that Sellers will not make any modifications of the Leases which affect the period subsequent to the Closing without the prior written consent of Buyer, which consent Buyer agrees not to unreasonably withhold or delay. Buyer acknowledges that Hanauer previously assigned its Lease to American Progressive Life and Health Insurance Company of N.Y. by Assignment and Assumption of Lease Agreement, dated September 29, 1997. By Consent to Assignment, dated October 8, 1997, REP II consented to such assignment. Buyer agrees that REP II shall have the right to release Hanauer from its obligations under its Lease and the aforesaid Assignment and Consent and REP II may receive any amounts payable in connection therewith.

      C. The right and privilege is reserved to Sellers to institute termination and eviction proceedings against any tenant prior to the Closing based upon such tenant's failure to observe or perform any of its obligations pursuant to its Lease, but notice thereof shall be given to the attorneys for Buyer. Sellers do not guarantee or undertake that any tenant of the Property will be in occupancy on the Closing or that any of the Leases will be in force or effect on the Closing. Buyer agrees that the vacating of any portion of the Property by any tenant, or the removal of any tenant by eviction proceedings, or the termination of any of the tenants' occupancies, by reason of defaults arising under the Lease or otherwise, prior to the Closing, shall not give rise to any claim on the part of Buyer or affect the obligations of Buyer hereunder in any manner whatsoever.

      D. If any of the rentable space in the Property is currently vacant or becomes vacant between the date of this Agreement and the Closing, the same shall not be relet, nor shall any extension or renewal of any lease be made, nor shall any modification of the terms of any lease or rental agreement be made (other than the Weston Insurance Brokerage, Inc. Amendment of Lease) and Hanauer release, except with the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

12.   ACCEPTANCE OF DEED; REPRESENTATIONS AND WARRANTIES.



      A. The acceptance of the Deeds by Buyer shall be deemed to be an acknowledgment by Buyer that Sellers have fully performed, discharged and complied with all of Sellers' obligations, representations, warranties, covenants and agreements hereunder, that Sellers are discharged therefrom and that Sellers shall have no further liability with respect thereto, except for (i) the post-closing adjustments (if any) required hereunder, and (ii) those, if any, which are herein specifically stated to survive the Closing.

      B. Sellers and Buyer represent and warrant to each other that the execution, delivery and performance of this Agreement have been duly authorized and, except as otherwise provided herein, no other action or approval is required in order to enable each respective party to consummate the transaction contemplated by this Agreement.

      C. Each Seller as to its portion of the Property to its actual knowledge hereby represents and warrants to Buyer that:

            (i) Such Seller has full right, power and authority in accordance with law to sell and convey its interest in the Property to Buyer as provided herein, subject to the purchase rights set forth in Paragraph 7 above.

            (ii) Sellers know of no pending or threatened actions or proceedings regarding condemnation of the Property or any part thereof.

            (iii) Except as set forth on Exhibit "G" annexed hereto, pending tax certiorari proceedings, matters in the Report and the oil spillage incidents referenced in Paragraph 7(A), there is no action, suit, litigation, claim, administrative or governmental or quasi-governmental investigation or proceeding pending against or relating to the Property.

            (iv) Exhibit "H" annexed hereto lists all service, maintenance, supply and management contracts (collectively, the "Contracts") known to Sellers affecting the Property, and the information set forth therein is accurate and complete as of the date hereof. Except as otherwise specifically set forth in Exhibit "H" or elsewhere in this Agreement (1) all of the Contracts are in full force and effect and none of them have been modified, amended or extended, (2) Sellers have not sent written notice to, or received written notice from, any management company, maintenance or service provider (collectively, the "Service Providers") claiming default under any Contracts, and (3) no action or proceeding instituted by Sellers against any Service Providers or by any Service Providers against Sellers is currently pending in any court.

            (v) There are no employees of Seller employed at the Property and no union contracts affecting the Property except as noted on Exhibit H (Contracts).

            (vi) As of the Closing Date, there will be no outstanding rights of first refusal, rights of first offer, options or similar rights to purchase all or any portion of the Property other than the respective MCI, MCI International and New York Telephone's continuing options to purchase a portion of the Property or portions thereof as set forth in its lease, copies of which will be delivered to Buyer for its review during the Review Period.

During the Review Period Sellers may notify Buyer of any matter that is the subject of any Seller's representation or warranty (including, without limitation, any matter related to brokerage or other Contracts and the Leases), which noticed matter will be deemed an exception to such representation or warranty and shall be deemed included in the appropriate obligations to be assumed by Buyer, provided, however, that if Sellers (as opposed to a third party) shall notify Buyer of any such additional matters later than December 12, 1997, then the Review Period shall be extended until December 17, 1997, and the Closing shall occur within four (4) business days thereafter, as designated by Buyer (time being of the essence as to such dates), provided, however, that either party may adjourn the Closing by notice to the other party for not more than three (3) business days thereafter for any reason whatsoever, time being of the essence as to Buyer's obligation to close by such date

      D. Anything to the contrary contained in this Agreement notwithstanding, the covenants, representations and warranties of each Seller shall survive until November 15, 1998, whereupon all covenants, representations and warranties of Sellers shall be deemed fully observed, paid and performed, and Buyer shall have no further rights or remedies with respect thereto, except for the breach of those covenants, representations and warranties that are the subject of (x) a notice given on or before November 15, 1998, from Buyer to Sellers in writing that describes with specificity the nature of the breach and the damages arising therefrom, and
(y) litigation of the breach described in such notice that is duly commenced on or before the fifteenth (15th) day) after the notice is given pursuant to clause (x) and at all times prosecuted diligently thereafter, as to which notice and litigation dates time shall be of the essence.

      E. For purposes of this Agreement, all references to "knows," "known" or "knowledge" of any of the Sellers shall mean the actual knowledge without further inquiry as of the date of the relevant representation or warranty of the following individuals:

                  For REP I:  Douglas Welker or Thomas J. Collins,
                  For REP II: Douglas Welker or Thomas J. Collins, and
                  For REP III:      Thomas J. Collins,

it being understood that each Seller currently relies upon the knowledge of such individuals as representatives of the general partner of each Seller who are generally familiar with major current matters affecting the Property owned by such Seller (other than matters known to the property manager, the property engineer or other specialists entrusted with specific matters or responsibilities concerning the Property, to the extent that (x) the knowledge of such specialists has not been imparted to Messrs. Welker or Collins in writing and (y) such writing is not disclosed to the Buyer prior to the end of the Review Period).

13.   BROKER

      Buyer represents and warrants to Sellers that Buyer has had no dealings with respect to this transaction with any real estate broker, firm or salesman, or any other person or corporation, except Richard Ellis LLC, Inc. (the "Broker"), and Sellers agree to pay the brokerage commission due to the Broker in accordance with the terms of a separate written agreement with said Broker. Buyer agrees to indemnify Sellers against, and defend Sellers and save Sellers harmless from and against any and all claims, and Sellers' reasonable expenses related thereto (including attorneys' fees), for brokerage commissions, fees or other compensation by any person, firm or corporation (other than the Broker) who shall allege to have acted in this transaction with Buyer or dealt with Buyer in connection herewith. Sellers agree to indemnify Buyer against, and defend Buyer and save Buyer harmless from any and all claims, and Buyer's reasonable expenses related thereto (including reasonable attorneys' fees), for brokerage commissions, fees or other compensation by any person, firm or corporation who shall allege to have acted in this transaction with Sellers or dealt with Sellers in connection herewith. The provisions of this Paragraph shall survive the Closing and any termination of this Agreement.

14.   CONDEMNATION AND DESTRUCTION.

      A. If, prior to the Closing Date, all or any significant portion of the Property is taken by eminent domain or is the subject of a pending taking which has not been consummated (collectively, a "Taking"), Sellers shall notify Buyer of such fact and Buyer shall have the option to terminate this Agreement upon notice to Sellers given not later than ten
(10) business days after receipt of Sellers's notice, time being of the essence. If this Agreement is terminated, as aforesaid, then the Deposit shall be returned to Buyer, and thereupon neither party shall have any further rights or obligations to the other hereunder except such obligations as survive termination of this Agreement. If Buyer elects not to terminate this Agreement as aforesaid, or if an "insignificant portion" (i.e., any Taking which does not materially interfere with access to the Property and does not serve to decrease in any material respect the size of any of the Buildings) of the Property is taken by eminent domain, there shall be no abatement of the Purchase Price, but Sellers shall assign and turn over at the Closing, and Buyer shall be entitled to receive and keep, all awards for such taking by eminent domain.

      B. If, prior to the Closing, a material part of any of the Buildings is destroyed or damaged by fire or other casualty ("material" being deemed to be any destruction greater than "immaterial", as defined below, or permitting Tenants paying Rents of more than ten percent (10%) of the aggregate Rents of the Property to terminate their leases), Sellers shall notify Buyer of such fact and Buyer shall have the option to terminate this Agreement upon notice to Sellers given not later than twenty
(20) days after receipt of Sellers's notice. If this Agreement is terminated as aforesaid, then the Deposit shall be returned to Buyer, and thereupon neither party shall have any further rights or obligations to the other hereunder except such obligations as survive the termination of this Agreement. If Buyer elects not to terminate this Agreement as aforesaid, or if there is damage to or destruction of an "immaterial" part of any of the Buildings by fire or other casualty, then Sellers shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds paid or to be paid, and relating to the damage to the Property caused by such casualty (the "Proceeds"), which remain after payment or reimbursement is made for the work (if any) performed by Sellers in connection with such casualty together with a check for the deductible amount under Sellers' insurance policy (if any), without further abatement of the Purchase Price, provided, however, that in no event shall Sellers be obligated to restore any portion of the Property that is damaged by casualty. Sellers agree to maintain in force and effect until the Closing Date any existing casualty insurance coverage on the Property. Sellers represent and warrant to Buyer that its existing casualty insurance covers the Buildings for 100% of the replacement value thereof (less a reasonable deductible). An "immaterial" part of the Buildings shall be deemed to have been damaged or destroyed if either (i) the cost of repair or replacement shall be $2,500,000 or less, or (ii) the damage to the Buildings may be repaired (without regard to the cost therefor) within the period expiring one hundred twenty (120) days after the Closing Date as scheduled prior to such casualty, as reasonably determined by a reputable architect who is jointly selected by Sellers and Buyer.

15.   DEFAULTS.

      A. If Sellers shall tender the Deeds in compliance with the Sellers' obligations hereunder, and Buyer shall fail or refuse to close title hereunder as required by the terms of this Agreement, then the Escrow Agent shall deliver the Deposit to Sellers (pro rata in proportion to the allocation of the Purchase Price set forth in Paragraph 2(C)), and the Sellers shall be entitled to retain the Deposit, free of any claim thereto of Buyer, as liquidated damages, as their sole and exclusive remedy hereunder, and neither party shall have any further rights or obligations to the other hereunder (other than those obligations which expressly survive the closing or termination hereof). In connection with the foregoing, the parties recognize that Sellers will incur expense in connection with the transaction contemplated by this Agreement and that the Property will be removed from the market; further, that it is extremely difficult and impracticable to ascertain the extent of detriment to Sellers caused by the breach by Buyer under this Agreement and the failure of the consummation of the transaction contemplated by this Agreement or the amount of compensation Sellers should receive as a result of Buyer's breach or default. In the event the sale of the Property shall not be consummated on account of Buyer's default, then the retention of the Deposit shall be Sellers' sole and exclusive remedy under this Agreement by reason of such default.

      B. If the transaction herein provided shall not be closed by reason of Sellers' default under this Agreement or the failure to satisfy the conditions set forth in this Agreement or the termination of this Agreement in accordance with the terms hereof, then the Deposit shall be returned to Buyer, and neither party shall have any further obligation or liability to the other; provided, however, if the transaction hereunder shall fail to close solely by reason of a material or wilful default by Sellers, Buyer shall have fully performed its obligations hereunder and shall be ready, willing and able to close, then Buyer shall be entitled to specifically enforce this Agreement; and provided further however, if Sellers shall willfully take actions so as to attempt to prevent the availability of a specific performance to Buyer, then Buyer shall, at its option, in lieu of specific performance, be entitled to a return of the Deposit and reimbursement of its actual out-of-pocket costs paid to third parties in connection with the transactions hereunder (such reimbursement not to exceed $50,000 in the aggregate). Except as set forth above, no other actions, for damages or otherwise, shall be permitted in connection with any default by Sellers. Notwithstanding anything to the contrary contained herein, if the closing of the transaction hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Sellers arising to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $2,000,000.00, which amount shall be maintained by Sellers in Sellers' names until November 15, 1998, at which time, if no claim has been asserted by Buyer against Sellers, Sellers may distribute such funds. If a claim has been timely made such funds (up to the amount that might be necessary to satisfy such claim) shall continue to be held by Sellers until resolution of the claim.

      C. The liability of Sellers hereunder for damages or otherwise shall be limited to Sellers' interest in the Property including, without limitation, the proceeds of any insurance policies covering or relating to the Property, any awards payable in connection with any condemnation of the Property or any part thereof, and any other rights, privileges, licenses, claims, causes of actions or other interests, sums or receivables appurtenant to the Property. Sellers shall have no personal liability beyond Sellers' interest in the Property, and no other property or assets of Sellers shall be subject to levy, execution or other enforcement procedure for the satisfaction of Buyer's claims. In no event shall Sellers' officers, partners, trustees, directors, agents, employees or shareholders have personal liability in connection with the transactions hereunder or otherwise. No constituent partner in or agent of Sellers, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Sellers (including, but not limited to, JMB Realty Corporation or London & Leeds Development Corporation or any affiliates thereof) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers' interest in the Property for payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Sellers, nor any obligation of any constituent partner in Sellers to restore a negative capital account or to contribute capital to Sellers (or any constituent partner of Sellers), shall at any time be deemed to be the property or an asset of Sellers or any constituent partner thereof, and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute.

16.   ENTIRE AGREEMENT.

      This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all understandings and agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

17.   AMENDMENTS.

      This Agreement may not be changed, modified, supplemented or terminated, nor may any obligations hereunder be waived, except by an instrument executed by the party hereto which is or will be affected by the terms of such change, modification, supplementation or termination.

18.   WAIVER.

      No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

19.   SUCCESSORS AND ASSIGNS.

      The covenants, agreements, representations, and warranties herein contained shall inure to the benefit of, and shall bind, the heirs, administrators, successors and permitted assigns of the respective parties hereto. Anything contained herein to the contrary notwithstanding, each Seller shall be responsible only for, and be deemed to make, the covenants, conditions, representations and warranties of Sellers solely with respect to and to the extent of such Seller's interest in each of Phase 1, Phase 2 or Phase 3.

20.   PARTIAL INVALIDITY.

      If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

21.   GOVERNING LAW.

      A. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly within said State without regard to principles of conflicts of laws.

      B. Sellers and Buyer hereby irrevocably consent and agree that any legal action, suit or proceeding arising out of or in any way connected with this Agreement shall be instituted or brought in the courts of the State of New York, in the County of New York, or in the United States District Court serving such jurisdiction, and by execution and delivery of this Agreement, Sellers and Buyer hereby irrevocably accept and submit, for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of either of such courts, and to all proceedings in such courts. In addition to any method provided by applicable law, Sellers and Buyer irrevocably consent to service of any summons and/or legal process by registered or certified United States mail, postage prepaid, in accordance with the provisions of Paragraph 25 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding.

      C. If any action or proceeding is brought by Sellers against Buyer (or Buyer against Sellers) in connection with this Agreement and the transactions contemplated hereby, then the losing party shall pay the reasonable attorneys' fees and disbursements incurred by the prevailing party in connection with such action or proceeding.

22.   ASSIGNMENT.

      Buyer may not assign Buyer's interest in this Agreement without the prior written consent of Sellers, except that Sellers' consent shall not be required for an assignment to any Affiliate (hereinafter defined) of Buyer.

As used herein, "Affiliate" shall mean any subsidiary corporation or partnership or other entity, at least a majority of which is owned, directly or indirectly, by Buyer. No assignment of Buyer's interest under this Agreement shall release Buyer from any of its obligations hereunder. Except as aforesaid, the parties hereto do not intend to confer any right or benefit hereunder to or on any other person, firm or corporation other than the parties hereto.

23.   PARAGRAPH HEADINGS.

      The headings of the various paragraphs of this Agreement have been inserted solely for the purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

24.   BINDING EFFECT.

      This Agreement does not constitute an offer to sell and shall not bind Sellers unless and until Sellers, in Sellers' sole discretion, elect to be bound hereby by executing and unconditionally delivering to Buyer an original or an original counterpart hereof.

25.   NOTICES.

      All notices, demands or requests (collectively, "notices") made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party or parties to whom or to which such notice, demand or request is being sent, by certified mail, return receipt requested or delivered by hand with receipt acknowledged in writing or by facsimile (followed the next business day with a copy delivered by national overnight courier) or national overnight courier, as follows:

            To Sellers:

            c/o London & Leeds Development Corporation
            One Wall Street Court
            New York, New York  10005
            Attn:  Thomas J. Collins, Esq.
            Facsimile: 212-344-5166

            with a copy to:

            Edward A. Kaminsky, Esq.
            Handsman & Kaminsky LLP
            609 Fifth Avenue, Sixth Floor
            New York, New York 10017
            Facsimile: 212-750-4699

            and

            c/o JMB Realty Corporation
            900 North Michigan Avenue - Suite 1900
            Chicago, Illinois 60611
            Attn: Gary Nickele, Esq.
            Facsimile: 312-915-1023
                  with a copy to:

            Pircher, Nichols & Meeks
            1999 Avenue of the Stars - Suite 2600
            Los Angeles, California 90067
            Attn: Gary M. Laughlin, Esq.
            Facsimile: 310-201-8922

            To Buyer:

            c/o Reckson Associates Realty Corporation
            225 Broad Hollow Road
            Melville, New York 11747
            Attn: Jason Barnett, Esq.
            Facsimile: 516-694-6952

            with a copy to:

            Herrick Feinstein LLP
            Two Park Avenue - 20th Floor
            New York, New York 10016
            Attn: Richard Brown, Esq.
            Facsimile: 212-889-7577

            To Escrow Agent:

            c/o Commonwealth Land Title Insurance Company
            655 Third Avenue
            New York, New York 10017
            Attn: William N. Deatley
            Facsimile: 212-986-3049


All notices (i) shall be deemed given when received in accordance herewith and (ii) may be given either by a party or such party's attorney-at-law. Notices also may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be sent to the addressee by nationally utilized overnight delivery services following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission. Extensions of time and/or adjournments of dates may be granted by a party or such party's attorney-at-law as identified herein.

26.   NO RECORDING OR NOTICE OF PENDENCY.

      The parties agree that neither this Agreement nor any memorandum or notice thereof shall be recorded and Buyer agrees not to file any notice of pendency against the Property unless (i) Sellers shall have defaulted in its obligations hereunder, (ii) Buyer shall have given Sellers written notice of same, and (iii) Sellers shall have failed to remedy same within thirty (30) days of said notice. In such event, Sellers shall timely provide Buyer with any acknowledgments necessary for recordation.

27.   SELLERS' COVENANT.

      Sellers covenant and agree to continue to operate the Property between the date hereof and the Closing Date in a manner substantially equivalent to that manner in which the Property was operated by the Sellers in the past, provided however that in no event shall Sellers be obligated to make any capital expenditure at the Property.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date above set forth.

                              SELLERS:

Tax ID#13-3120808             ROYAL EXECUTIVE PARK I
                              By:   JMB Income Properties, LTD.-X,
                                    a limited partnership, general partner
                                    By: JMB Realty Corporation, a Delaware
                                    Corporation, general partner

                                    By:
                                    Name:
                                    Title:

                              By:   London & Leeds-Rye
                                    Corporation, general partner


                                    By:
                                          Thomas J. Collins, vice president


Tax ID #13-3202306            ROYAL EXECUTIVE PARK II
                              By:   JMB Income Properties, Ltd-XI,
                                    a limited partnership,
                                    general partner

                                    By:   JMB Realty Corporation,
                                          a Delaware Corporation,
                                          managing general partner

                                          By:
                                          Name:
                                          Title:


                              By:   London & Leeds-Rye
                                    Corporation, General Partner

                                    By:
                                          Thomas J. Collins, vice president

Tax ID #13-3379584            ROYAL EXECUTIVE PARK III
                              By:   London & Leeds-Rye
                                    Corporation, General Partner

                                    By:
                                          Thomas J. Collins, vice president


                              BUYER:

Tax ID #-                     RECKSON OPERATING PARTNERSHIP, L.P.


                              By:
                              Name:
                              Title:

As to its obligations under
Paragraph 3 hereof

Commonwealth Land Title Insurance Company, Escrow Agent


By:________________
Name: Melvyn Mitzner
Title:

                                Exhibit A-1
                                -----------

                        Legal Description - Phase 1

Exhibit A-2
----------

Legal Description - Phase 2

Exhibit A-3
-----------

Legal Description - Phase 3

Exhibit B-1, B-2 & B-3
----------------------

Permitted Exceptions

The standard printed exceptions and exceptions numbered 1 through 7, 14 through 17, 20 through 23, and 25 through 27 as shown on the Title Report, dated November 24, 1997, of Commonwealth Land Title Insurance Company (Title No. WP971062), and

Exceptions numbered 13 through 15 as shown on the Title Report, dated November 24, 1997, of First American Title Insurance Company of New York (Title No. 221-W-6813).

Together with all matters disclosed to Buyer prior to the end of the Review Period.

                                Exhibit "C"
                                -----------

                    ASSIGNMENT AND ASSUMPTION OF LEASES

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, [ROYAL EXECUTIVE PARK I][ROYAL EXECUTIVE PARK II][ROYAL EXECUTIVE PARK III], having an office c/o London & Leeds Development Corporation, One Wall Street Court, New York, New York 10005 ("Assignor") hereby sells, assigns and transfers to RECKSON OPERATING PARTNERSHIP, L.P., a New York limited partnership, having an office at 225 Broadhollow Road, Melville, New York 11747-0983 ("Assignee") all its rights, title and interest in and to all the leases affecting the premises located at 6 International Drive, Royal Executive Park, Rye Brook, New York 10573 (collectively, the "Leases") and more particularly described on Schedule A attached hereto, with all security deposits and interest received thereon relating to said Leases listed on Schedule A attached hereto.

      This Assignment is made without recourse to Assignor and without covenant or warranty, express or implied, by Assignor, except as otherwise set forth herein or in the Sale-Purchase Agreement pursuant to which this Assignment is made.

      TO HAVE AND TO HOLD the Leases and said security deposits and interest received thereon unto the Assignee and its successors and assignees forever.

      Assignee hereby accepts said assignment and agrees to assume all of the obligations of "Landlord" under the Leases arising from and after the date hereof. Assignee hereby agrees to indemnify and hold harmless Assignor from any and all liabilities accruing under said Leases from and after the date hereof. Assignor hereby agrees to indemnify and hold harmless Assignee from any and all liabilities accruing under said Leases prior to the date hereof, subject to the provisions and limitations on Assignor's liability as set forth in the Sale-Purchase Agreement pursuant to which this Assignment is made (including without limitation Paragraph 15
(B) thereof).

       IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the __ day of December, 1997.

                        ASSIGNOR:

                        [ROYAL EXECUTIVE PARK I
                        By:   JMB Income Properties, LTD.-X,
                              a limited partnership, general partner
                              By:   JMB Realty Corporation, a Delaware
                                    Corporation, general partner

                                    By:
                                    Name:
                                    Title:


                              By:  London & Leeds-Rye
                                    Corporation, general partner


                                    By:
                                    Thomas J. Collins, vice president]

                        [ROYAL EXECUTIVE PARK II
                        By:   JMB Income Properties, Ltd-XI,
                              a limited partnership, general partner
                              By:   JMB Realty Corporation, a Delaware
                                    Corporation, managing general partner

                                    By:
                                    Name:
                                    Title:

                              By:   London & Leeds-Rye
                                    Corporation, General Partner


                                    By:
                                         Thomas J. Collins, vice president]

                        [ROYAL EXECUTIVE PARK III
                        By:   London & Leeds-Rye
                              Corporation, General Partner

                              By:   Thomas J. Collins, vice president]


                        ASSIGNEE:

                        RECKSON OPERATING PARTNERSHIP, L.P.


                        By:
                        Name:
                        Title:

Schedule A
----------

Leases

                                Exhibit "D"
                                -----------

                  ASSIGNMENT AND ASSUMPTION OF CONTRACTS

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, [ROYAL EXECUTIVE PARK I][ROYAL EXECUTIVE PARK II][ROYAL EXECUTIVE PARK III], having an office c/o London & Leeds Development Corporation, One Wall Street Court, New York, New York 10005 ("Assignor") hereby sells, assigns and transfers to RECKSON OPERATING PARTNERSHIP, L.P., a New York limited partnership, having an office at 225 Broadhollow Road, Melville, New York 11747-0983 ("Assignee"), the following:

      1. All of Assignor's interest in and to those certain contracts listed on Schedule A, attached hereto (the "Contracts") between Assignor and those certain contractors (the "Contractors"), which contracts relate to the operation and maintenance of buildings located at Rye Brook, New York, commonly known as Phase [I][II][III] of the Royal Executive Park (collectively, the "Premises").

      2. Assignee hereby assumes, from and after the date hereof, the performance of all of the terms, covenants and conditions of the Contracts herein sold, assigned and transferred by Assignor which are the owner's obligation thereunder and are to be performed by the owner from and after the date hereof, and will defend with counsel approved by Assignor, save harmless and indemnify Assignor from and against all claims, demands and liabilities and all costs and expenses arising out of any failure of Assignee to so perform from and after the date hereof or arising out of any breach of this Assignment.

       4. Assignor hereby agrees to defend, with counsel approved by Assignee, save harmless and indemnify Assignee from and against all claims, demands and liabilities and all costs and expenses arising out of any failure of Assignor to perform any obligations of the owner thereunder arising under any of the Contracts prior to the date hereof, subject to the provisions and limitations on Assignor's liability as set forth in the Sale-Purchase Agreement pursuant to which this Assignment is made (including without limitation Paragraph 15 (B) thereof).

      5. With respect to any actions now or hereafter being made against Assignor in connection with any of the Contracts, Assignor reserves all rights to the extent necessary to defend against any claims brought by any third parties and to assert counterclaims against such third parties, in circumstances where such third parties have asserted claims against Assignor (whether such claims are in response to a suit brought by Assignee or otherwise).

      6. Assignor and Assignee from time to time will execute and deliver all such instruments and take all such action as the other may reasonably request in order further to effectuate the purposes of this instrument and to carry out the terms hereof.



      This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, Assignor and Assignee have dully executed this Assignment the __ day of December, 1997.

                        ASSIGNOR:

                        [     ROYAL EXECUTIVE PARK I
                              By: JMB Income Properties, LTD.-X,
                                    a limited partnership, general partner
                                    By: JMB Realty Corporation, a Delaware
                                    Corporation, general partner

                                    By:
                                    Name:
                                    Title:


                              By:  London & Leeds-Rye
                                    Corporation, general partner


                                    By:   Thomas J. Collins,
                                           vice president]

                        [ROYAL EXECUTIVE PARK II
                        By:   JMB Income Properties, Ltd-XI,
                              a limited partnership, general partner
                              By:   JMB Realty Corporation, a Delaware
                                    Corporation, managing general partner

                                    By:
                                    Name:
                                    Title:

                              By:   London & Leeds-Rye
                                    Corporation, General Partner


                                    By:   Thomas J. Collins,
                                          vice president]

                        [ROYAL EXECUTIVE PARK III
                        By:   London & Leeds-Rye
                              Corporation, General Partner

                              By:   Thomas J. Collins, vice president]


                        ASSIGNEE:

                        RECKSON OPERATING PARTNERSHIP, L.P.


                        By:
                        Name:
                        Title:

Schedule A
----------

Contracts

Exhibit E
---------

Form of Tenant Estoppel Certificate
----------------------------------

Exhibit F
----------

Lease Schedule
-------------

Exhibit G
---------

Pending Actions
---------------

Exhibit H
                                 ---------


ROYAL EXECUTIVE PARK I & II CONTRACT LIST